Amendment to Sub-Item 77 O

Transactions effected pursuant to Rule 10f-3

ALLEGIANT FUNDS: Allegiant Total Return Advantage Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: AIG

Trade Date: 5/13/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Citigroup Global Markets
Shares Purchased: 700
Purchase Price Per Share: $1000.00
% of Issue: 0.0175%

ISSUER: Aetna

Trade Date: 5/14/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Lehman
Shares Purchased: 350
Purchase Price Per Share: $1.00404
% of Issue: 0.00875%

ALLEGIANT FUNDS: Allegiant Bond Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: AIG

Trade Date: 5/13/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Citigroup Global Markets
Shares Purchased: 450
Purchase Price Per Share: $1,000.00
% of Issue: 0.01125%

ISSUER: Aetna

Trade Date: 5/14/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Lehman
Shares Purchased: 225
Purchase Price Per Share: $1.00404
% of Issue: 0.00563%

ALLEGIANT FUNDS: Allegiant High Yield Bond Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: AIG

Trade Date: 5/13/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Citigroup Global Markets
Shares Purchased: 50
Purchase Price Per Share: $1,000.00
% of Issue: 0.01125%


ALLEGIANT FUNDS: Allegiant Balanced Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: AIG

Trade Date: 5/13/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Citigroup Global Markets
Shares Purchased: 100
Purchase Price Per Share: par
% of Issue: .0025%

ISSUER: Aetna

Trade Date: 5/14/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Lehman
Shares Purchased: 50
Purchase Price Per Share: $1.00404
% of Issue: 0.00125%